                                                                     Exhibit 8.1

                                       O
                             ---------------------
                             O'MELVENY & MYERS LLP


                             400 SOUTH HOPE STREET
BEIJING                LOS ANGELES, CALIFORNIA 90071-2899               NEW YORK

CENTURY CITY                TELEPHONE (213) 430-6000               SAN FRANCISCO
                            FACSIMILE (213) 430-6407
HONG KONG                         WWW.OMM.COM                           SHANGHAI

IRVINE SPECTRUM                                                   SILICON VALLEY

LONDON                                                                     TOKYO

NEWPORT BEACH                                                   WASHINGTON, D.C.



                                                                 OUR FILE NUMBER
                                                                     624,772-045


October 12, 2004


NILT Trust
Nissan-Infiniti LT
Nissan Auto Leasing LLC II
Nissan Auto Lease Trust 2004-A
990 West 190th Street
Torrance, California 90502

               Re:     NILT Trust
                       Nissan-Infiniti LT
                       Nissan Auto Leasing LLC II
                       Nissan Auto Lease Trust 2004-A
                       Registration Statement on Form S-1
                       Registration Nos. 333-118256, 333-118256-01,
                                  333-118256-02 and 333-118256-03

Ladies and Gentlemen:


            We have acted as special counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), NILT Trust, a Delaware statutory trust ("NILT Trust"), Nissan-Infiniti LT, a Delaware statutory trust ("Nissan-Infiniti LT"), and Nissan Auto Lease Trust 2004-A, a Delaware statutory trust ("NALT 2004-A", or the "Issuer") in connection with the proposed issuance by NALT 2004-A of $1,470,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to the above-referenced registration statement on Form S-1 (such registration statement, as amended, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.


            The Notes will be issued under and pursuant to the indenture between the Issuer and the Indenture Trustee (as defined in the indenture). The indenture and the amended and restated trust agreement between NALL II, as transferor, and Wilmington Trust Company, as owner trustee, in the forms filed with the Securities and Exchange Commission on August 13, 2004, as exhibits to the Registration Statement, are herein referred to as the "Indenture" and the "Trust Agreement", respectively.

            In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuer, the forms of Indenture and Trust Agreement included as exhibits to the Registration Statement, the forms of Notes included as exhibits to such form of Indenture, and such other records, documents and certificates of the Issuer and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture will be duly authorized, executed and delivered by each of the respective parties thereto; and that the Notes will be duly authorized, executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes will be sold as described in the Registration Statement.

            The law covered by this opinion is limited to the present federal law of the United States, including relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

            As special tax counsel to NALL II, NILT Trust, NALT 2004-A, and Nissan-Infiniti LT, we have advised each of NALL II, NILT Trust, NALT 2004-A, and Nissan-Infiniti LT with respect to certain federal income tax aspects of the proposed issuance of the Notes after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes that appears under the heading "Certain Material Federal Income Tax Consequences" in the form of prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate.


            This opinion is furnished by us as special tax counsel for NALL II, NILT Trust, NALT 2004-A, and Nissan-Infiniti LT and may be relied upon by you only in connection with the transactions contemplated by the Indenture or the Trust Agreement, as applicable. It may not be used or relied upon by you for any other purpose without our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention, or any changes in laws which may hereafter occur.

            We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Material Federal Income Tax Consequences" in the form of prospectus, without admitting that we are "experts," within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Respectfully submitted,


                                                     /s/ O'Melveny & Myers LLP


                                       3